CLEARWATER INVESTMENT TRUST
                        2100 First National Bank Building
                            St. Paul, Minnesota 55101

                           Certificate of Designation


         The undersigned, being a majority of the Board of Trustees ("Trustees") of Clearwater Investment Trust (the "Trust"), a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 5.5 and Section 8.4 of the Amended and Restated Declaration of Trust, dated March 1, 1998 (the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees by written consent dated October 10, 1999, the Declaration of Trust is amended as set forth in this Certificate of Designation.

         A. There is hereby established and designated one additional Series of the Trust: "Clearwater Municipal Bond Fund." Such Series shall have all the relative rights and preferences as the other Series established by Trust as incorporated in the Amended and Restated Declaration of Trust.

         The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned have executed this instrument in duplicate counterparts and have caused a duplicate copy to be lodged among the records of the Trust as of the 10th day of October, 1999.

/s/Philip W. Pascoe                        /s/Robert J. Phares
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Philip W. Pascoe                           Robert J. Phares
Trustee                                    Trustee

/s/Samuel B. Carr, Jr                       /s/Frederick T. Weyerhaeuser
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Samuel B. Carr, Jr.                         Frederick T. Weyerhaeuser
Trustee                                     Trustee

/s/Stanley R. Day, Jr.
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Stanley R. Day, Jr.
Trustee